                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made and entered into as of the 12th day of January 2001 by and between MAII Holdings, Inc., a Texas corporation ("Employer"), and Christie S. Tyler ("Employee").

                                  WITNESSETH:

         WHEREAS, Employer desires to employ Employee as provided herein, and Employee desires to accept such employment; and

         WHEREAS, Employee shall, as an employee of Employer, have access to confidential information with respect to Employer and its affiliates;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions set forth in this Agreement.

         2. Duties. Employee shall serve Employer as the Chief Executive Officer, and shall perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the board of directors. Employee shall be based in Dallas, Texas, but shall have duties and responsibilities at and/or with respect to each location at which Employer or any of its affiliates conducts the Business (as defined in Section 5(d)) and shall travel as reasonably required by Employee's duties under this Agreement. Employee shall devote Employee's full business time, attention, energies and business efforts to Employee's duties hereunder and to the promotion of the business and interests of Employer and its affiliates.

         3. Term. The term of this Agreement shall commence as of the date hereof and shall continue, unless earlier terminated pursuant to Section 7 below, for a period of three (3) years thereafter (the "Term"); provided, however, that the Term may be extended upon the mutual written agreement of Employer and Employee.

         4. Compensation. As compensation for his services rendered under this Agreement, during the Term Employee shall be entitled to receive the following:

            (a) Salary. Employer shall, subject to the terms and conditions hereof, pay Employee an initial annual salary of $300,000 per year, which shall increase to $400,000 per year at the date Employer completes the acquisition of an operating company or consummates public or private offerings aggregating at least $15,000,000 (the "Salary"). The Salary shall be payable in arrears and in equal monthly installments.

            (b) Bonus. Employee shall be entitled to receive bonuses, if any, as may be awarded to Employee by the Board of Directors of Employer (the "Board").

            (c) Stock Options. Employer shall execute and deliver to Employee two Non-Qualified Stock Option Agreements, the forms of which are attached hereto as Exhibit A and Exhibit B; and

            (d) Employee Benefit Plans. Employer shall pay to Employee $300 per month for health insurance to be purchased by Employee until such time as Employer adopts a health insurance plan and Employer receives coverage thereunder, at which time Employer shall no longer be entitled to receive such monthly payments. Employee shall, on terms no less favorable to Employee than any other senior executive of Employer, have the right to become a participant or beneficiary under or pursuant to any and all employee benefit plans adopted and maintained from time to time by the Company and for which Employee is eligible under the respective provisions thereof. Nothing in this Agreement shall require Employer to adopt any employee benefit plan and nothing in this Agreement shall prevent Employer from amending, modifying or terminating any or all employee benefit plans now or hereafter in force.

            (e) Business Expenses. Employee shall be entitled to reimbursement for all business, travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his duties pursuant to this Agreement and in accordance with any policies established by Employer. All such expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement.

         5. Confidentiality.

            (a) Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and its affiliates in any Trade Secrets (as defined below) of Employer and its affiliates. Employee acknowledges and agrees that any and all Trade Secrets currently known by Employee or learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer and its affiliates. Employee further acknowledges and understands that his disclosure of any Trade Secrets may result in irreparable injury and damage to Employer and its affiliates. As used herein, "Trade Secrets" means all confidential and proprietary information of Employer and its affiliates, now owned or hereafter acquired, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or its affiliates and information related to the business, products or sales of Employer or its affiliates, or any of their respective customers, other than information which is otherwise publicly available.

            (b) Covenant Not-to-Divulge Trade Secrets. Employee acknowledges and agrees that Employer and its affiliates are entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Term and for a period of five (5) years thereafter to hold in strict confidence and not to intentionally disclose (except for such disclosures as are required by law, in which case, Employee agrees to give Employer notice thereof prior to making any such disclosure) or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer and its affiliates to further the business of Employer and its affiliates, and not to use except in the pursuit of the business of Employer and its affiliates, the Trade Secrets, without the prior written consent of Employer, including Trade Secrets developed by Employee.

            (c) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not take any documents or other information, of whatever type and in whatever form, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

            (d) Competition During and After Employment. Employee agrees that during the Term and for a period of one year thereafter, neither Employee, nor any of his affiliates, will directly or indirectly act as an investor, principal, member, partner, officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the business conducted by Employer and its affiliates during the Term (the "Business") within North America.

         6. Prohibition on Disparaging Remarks. Employee shall, from the date of this Agreement forward, refrain from making disparaging, negative or other similar remarks concerning Employer or any of its affiliates to any third party. Similarly, Employer and its affiliates shall from the date of this Agreement forward, refrain from making disparaging, negative or other similar remarks concerning Employee to any third party.

         7. Termination.

            (a) This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events (each, a "Termination Event"):

               (i)   The expiration of the Term;

               (ii)  The death of Employee;

               (iii) The Disability (as hereinafter defined) of Employee;

               (iv) Written notice to Employee from Employer of termination for Just Cause (as defined below);

               (v) Written notice to Employee from Employer of termination for any reason other than Just Cause;

               (vi) Written notice to Employer from Employee of termination for Good Reason (as defined below); or

               (vii) Written notice to Employer from Employee of termination for any reason other than Good Reason.

         (b) Payments Upon Termination.

               (i) If this Agreement is terminated pursuant to 7(a)(i), 7(a)(ii), 7(a)(iii), 7(a)(iv), or 7(a)(vii), then Employer shall have no obligation to pay to Employee the Salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination, provided, however, that Employer shall pay to Employee all Salary and other compensation and vested benefits accrued but unpaid prior to the date of such termination.

               (ii) If this Agreement is terminated pursuant to Section 7(a)(v) or 7(a)(vi), then, in addition to the Salary earned by Employee prior to the date of such termination, Employer shall pay Employee a severance payment in an amount equal to the monthly installment of Employee's Salary then in effect multiplied by the remaining months of the Term; provided, however, if termination occurs on or prior to July 12, 2001, then such period shall only be six months and not the remaining months of the Term. Any such severance payment shall be paid by Employer, at its option, either (i) in accordance with Employer's regular payroll practices, or (ii) a lump sum payment equal to the present value, based on a discount rate equal to the prime rate of Chase Manhattan Bank then in effect, of the total amount specified.

         (c) For purposes of this Section 7 the following terms have the following meanings:

          "Disability" of Employee shall mean Employee's inability, because of mental or physical illness or incapacity, to perform Employee's duties under this Agreement for a continuous period of 90 consecutive days or for any 120 days out of a 360-day period. In the event of any disagreement between Employer and Employee regarding the existence or non-existence of any such disability, upon written request from either party to the other, Employer and Employee or Employee's legal guardian or duly authorized attorney-in-fact (if Employee is not legally competent) shall each designate one Texas licensed physician and the two physicians so designated shall designate a third. All three physicians so appointed shall personally examine Employee, and the decision of a majority of such panel of physicians shall determine whether such disability exists. Employee hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records, and both parties hereby agree to be bound by such determination.

          "Good Reason" shall mean: (a) a breach by Employer of a material terms of, or the failure to perform any material covenant contained in, this Agreement and following written notice thereof from Employee to Employer, Employer does not cure such breach or failure within fifteen (15) days thereafter; provided, however, that Employer will not be entitled to cure any breach or failure of this subclause (a) more than one time in any three month period; (b) a material reduction in Employee's compensation, duties, authority and/or responsibilities without Employee's consent; or (c) conviction of Employer for a felony related to activities in which Employee has not participated.



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
               "Just Cause" shall mean: (a) the commission by Employee of any act or the suffering by Employee of any occurrence or state of facts, which renders Employee incapable of performing Employee's duties under this Agreement (other than Disability), or adversely affects or could be expected to adversely affect Employer's business reputation; (b) Employee's being convicted of a felony; (c) any breach by Employee of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement and following written notice thereof from Employer to Employee, Employee does not cure such breach or failure within fifteen (15) days thereafter; provided, however, that Employee will not be entitled to cure any breach or failure under this subclause (c) more than one time in any consecutive three month period; (d) the violation by Employee of reasonable and appropriate instructions or policies established by the board of directors which have been communicated to Employee with respect to the operation of the businesses and affairs of Employer or Employee's failure to carry out the reasonable instructions of the Board of Directors of Employer and following written notice thereof, Employee does not cure any such violation or failure within fifteen (15) days thereafter; provided, however, that Employee will not be entitled to cure any violation or failure under this subclause (d) more than one time in any consecutive three month period; or (e) if Employee fails to pay off in full all principal of and interest on that certain Promissory Note, to be dated February 1, 2001, by and between Employer and Employee, and in the original principal amount of $2,739,040.

         8. Remedies. Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Employee, Employer's and its affiliates remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer and its affiliates shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law, in equity or provided herein, and such rights and remedies shall be cumulative.

         9. Acknowledgments. Employee acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 and 6 above by Employer and its affiliates will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer and its affiliates.

         10. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by facsimile transmission, courier service, overnight delivery service or by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:          MAII Holdings, Inc.
                                  c/o Richard F. Dahlson, Esq.
                                  Jackson Walker L.L.P.
                                  901 Main Street, Suite 6000
                                  Dallas, Texas  75202
                                  Attn:  Board of Directors



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
         If to Employee:          Christie S. Tyler
                                  5823 Encore Drive
                                  Dallas, Texas  75240

         Notices delivered personally or by facsimile transmission, courier service or overnight delivery shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after the date of mailing.

         11. Entire Agreement. This Agreement, including Exhibit A and Exhibit B attached hereto, contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written between the parties hereto with respect hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

         12. Governing Law and Venue. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. ANY ACTION BROUGHT BY EITHER PARTY HERETO INVOLVING ENFORCEMENT, TERMINATION, INTERPRETATION, OR MODIFICATION HEREOF, OR OTHERWISE RELATED TO THIS AGREEMENTS IN ANY WAY SHALL BE BROUGHT IN A COURT LOCATED IN DALLAS, TEXAS, AND NEITHER PARTY HERETO SHALL BE HEARD TO ASSERT THE DEFENSE OF INCONVENIENT FORUM IN ANY SUCH ACTION.

         13. Parties Bound. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right, duty or benefit may be assigned by Employee; provided, however, that the economic benefits of this Agreement may be assigned by Employee to a personal corporation of Employee. The parties hereto acknowledge and agree that Employer's affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Sections 5 and 6 above.

         14. Arbitration. Any dispute or claim arising under or with respect to this Agreement shall be settled by arbitration in Dallas, Texas, pursuant to the rules and guidelines of the American Arbitration Association - Commercial Division. The decision of the arbitrators shall be final and binding upon Employer and Employee, and any decision or award rendered by the arbitrators may be entered as a judgment or order in any court having jurisdiction.

         15. Estate. If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.




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
         16. Enforceability. If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

         17. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

         18. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         19. Costs. If any action at law or in equity, or by reason of Section 14 above, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

         20. Other Obligations. Employee represents and warrants that Employee is not subject to any agreement which would be violated or breached as a direct or indirect result of Employee executing this Agreement or Employee becoming an employee of Employer.

         21. Affiliate; Subsidiary. An "affiliate" of any party hereto shall mean any person controlling, controlled by or under common control with such party. A "subsidiary" of Employer is any partnership, corporation, limited liability company or other entity in which Employer owns an equity interest. For purposes of this Agreement, the term "control", when used with respect to any specified person or entity means the power to direct or cause the direction of the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities of ten percent (10%) or more, by contract, or otherwise, and the term "controlled" has the meaning correlative to the foregoing.

         22. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 and 6 above shall survive any termination, for whatever reason, of Employee's employment under this Agreement.

         23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.




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
         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               MAII HOLDINGS, INC.



                               By: /s/ RICHARD F. DAHLSON
                                  ---------------------------------------------
                               Name: Richard F. Dahlson
                                    -------------------------------------------
                               Its:  Director
                                   --------------------------------------------


                               EMPLOYEE:

                                /s/ CHRISTIE S. TYLER
                               -------------------------------------------------
                                    Christie S. Tyler

                                    EXHIBIT A

                      Non-Qualified Stock Option Agreement

                               MAII HOLDINGS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Non-Qualified Stock Option Agreement (the "Agreement") is entered into between MAII Holdings, Inc., a Texas corporation (the "Company"), and Christie S. Tyler (the "Optionee") as of the 12th day of January, 2001. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Under the terms and conditions of the Company's Amended and Restated 1994 Long-Term Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (166,667) shares of the Company's Common Stock, par value $.002 per share, at a price of $4.03 per share. The Option is granted as of January 12, 2001 (the "Date of Grant").

         2. CHARACTER OF OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. TERM. The Option will expire on the day prior to the fifth anniversary of the Date of Grant or, in the event of the Optionee's termination of service as an Employee of the Company, on such earlier date as may be provided in Section 4.8(a) of the Plan.

         4. VESTING. The Option may be exercised, in whole or in part, at any time from and after the Date of Grant on the following schedule.

                 Cumulative Amount of Shares
                   Exercisable (Vested)                       Period
                   --------------------                       ------
                           33,333                       On or after April 12, 2001
                           66,666                       On or after July 12, 2001
                           99,999                       On or after October 12, 2001
                          133,332                       On or after January 1, 2002
                          166,667                       On or after April 12, 2002

         The unexercised vested portion of the Option from one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such unexercised vested portion shall continue for the entire term.

         5. PROCEDURE FOR EXERCISE. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with Section 4.7 of the Plan and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.

         6. PAYMENT OF PURCHASE PRICE. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of Section 4.7 of the Plan.

         7. TRANSFER OF OPTIONS. The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee's legally authorized representative.

         8. ACCEPTANCE OF THE PLAN. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

         9. AMENDMENT. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

         10. MISCELLANEOUS. This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

         Executed as of the 12th day of January, 2001.


                               THE COMPANY:

                               MAII HOLDINGS, INC.


                               By: /s/ RICHARD F. DAHLSON
                                  ---------------------------------------------
                               Name: Richard F. Dahlson
                                    -------------------------------------------
                               Its:  Director
                                   --------------------------------------------

                               THE OPTIONEE:

                               /s/ CHRISTIE S. TYLER
                               ------------------------------------------------
                               Christie S. Tyler
                               Social Security Number of Optionee:  ###-##-####


         Exhibit: The Plan

                                    EXHIBIT B

                      Non-Qualified Stock Option Agreement

                               MAII HOLDINGS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Non-Qualified Stock Option Agreement (the "Agreement") is entered into between MAII Holdings, Inc., a Texas corporation (the "Company"), and Christie S. Tyler (the "Optionee") as of the 12th day of January, 2001. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. GRANT OF OPTION. Under the terms and conditions of the Company's Amended and Restated 1994 Long-Term Incentive Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of Two Hundred Thirty-Three Thousand Three Hundred Thirty-Three (233,333) shares of the Company's Common Stock, par value $.002 per share, at a price of $4.03 per share. The Option is granted as of January 12, 2001 (the "Date of Grant"). Notwithstanding anything in this Agreement to the contrary, this Agreement and the Option, including without limitation, the granting and vesting thereof, shall be subject to the approval by the shareholders of the Company of an amendment to the Plan which increases the number of shares of Stock (as defined in the Plan) to at least 2,000,000 shares from the current 1,624,290 shares, and if such approval is not received, this Agreement and the Option shall be considered null and void.

         2. CHARACTER OF OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. TERM. The Option will expire on the day prior to the fifth anniversary of the Date of Grant or, in the event of the Optionee's termination of service as an Employee of the Company, on such earlier date as may be provided in Section 4.8(a) of the Plan.

         4. VESTING. The Option may be exercised, in whole or in part, at any time from and after the Date of Grant on the following schedule.

                 Cumulative Amount of Shares
                 Exercisable (Vested)                         Period
                 --------------------                         ------
                           33,333                      After July 12, 2002
                           66,666                      On or after October 12, 2002
                           99,999                      On or after January 12, 2003
                          133,332                      On or after April 12, 2003
                          166,665                      On or after July 12, 2003
                          199,998                      On or after October 12, 2003
                          233,333                      On or after January 12, 2004

         The unexercised vested portion of the Option from one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such unexercised vested portion shall continue for the entire term.

         5. PROCEDURE FOR EXERCISE. Exercise of the Option or a portion thereof shall be effected by the giving of written notice to the Company by the Optionee in accordance with Section 4.7 of the Plan and payment of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise.

         6. PAYMENT OF PURCHASE PRICE. Payment of the purchase price for any shares purchased pursuant to the Option shall be in accordance with the provisions of Section 4.7 of the Plan.

         7. TRANSFER OF OPTIONS. The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee's legally authorized representative.

         8. ACCEPTANCE OF THE PLAN. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

         9. AMENDMENT. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

         10. MISCELLANEOUS. This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

         Executed as of the 12th day of January, 2001.


                               THE COMPANY:

                               MAII HOLDINGS, INC.


                               By: /s/ RICHARD F. DAHLSON
                                  ---------------------------------------------
                               Name: Richard F. Dahlson
                                    -------------------------------------------
                               Its:  Director
                                   --------------------------------------------

                               THE OPTIONEE:

                               /s/ CHRISTIE S. TYLER
                               ------------------------------------------------
                               Christie S. Tyler
                               Social Security Number of Optionee:  ###-##-####


         Exhibit: The Plan